                                                                   EXHIBIT 10.11

                                                                  EXECUTION COPY
                                                                  --------------


                           STOCK PURCHASE AGREEMENT



                                 by and among



                        UNION PACIFIC RAILROAD COMPANY


                                      and


                    SOUTHERN PACIFIC TRANSPORTATION COMPANY


                                      and


                        PACIFIC MOTOR TRANSPORT COMPANY


                                      and


                              PMT HOLDINGS, INC.


                          dated as of March 31, 1997

                               TABLE OF CONTENTS

                                                                                   Page
                                                                                   ----
1.   Definitions..................................................................... 1

2.   Purchase and Sale of Company Shares............................................. 7
     (a)  Basic Transaction.......................................................... 7
     (b)  Purchase Price............................................................. 7
     (c)  The Closing................................................................ 8
     (d)  Deliveries at the Closing.................................................. 8

3.   Representations and Warranties of the Company and the Seller.................... 8
     (a)  Corporate Authority........................................................ 8
     (b)  Binding Obligation......................................................... 8
     (c)  Noncontravention........................................................... 9
     (d)  Company Shares............................................................. 9
     (e)  Financial Statements.......................................................10
     (f)  Undisclosed Liabilities....................................................10
     (g)  Brokers Fees...............................................................10
     (h)  Acquisition of Demand Note and Warrant for Investment......................10
     (i)  Conduct of Business of the Company.........................................10
     (j)  Credit Enhancements........................................................11

4.   Representations and Warranties of the Buyer.....................................11
     (a)  Corporate Authority........................................................11
     (b)  Noncontravention...........................................................12
     (c)  Brokers' Fees..............................................................12
     (d)  Acquisition of Company Shares for Investment...............................12
     (e)  Capitalization.............................................................12

5.   Pre-Closing Covenants...........................................................13
     (a)  General....................................................................13
     (b)  Dividend by the Company to the Seller......................................13
     (c)  Notices and Consents.......................................................13
     (d)  Full Access................................................................13
     (e)  Notice of Developments.....................................................13
     (f)  Conduct of Business of the Company.........................................14
     (g)  Exclusivity................................................................15
     (h)  Financing..................................................................15
     (i)  Cancellation of Intercompany Obligations...................................16
     (j)  No Additional Representations or Warranties................................16
     (k)  Disclaimer Regarding, Financial Statements, Estimates and Projections......17

6.   Post-Closing Covenants.............................................17
     (a)  Incentive Payments............................................17
     (b)  Non-Solicitation of Employees.................................17
     (c)  Further Assurances............................................18
     (d)  Confidentiality...............................................18
     (e)  General.......................................................18

7.   Employee Matters...................................................18
     (a)  WARN Matters..................................................18
     (b)  Benefit Plan Matters..........................................19

8.   Tax Matters........................................................20
     (a)  Termination of Tax Sharing Agreements.........................20
     (b)  Section 338 Elections.........................................21
     (c)  Tax Indemnity.................................................22
     (d)  Refunds.......................................................22
     (e)  Cooperation...................................................23
     (f)  Contests......................................................23
     (g)  Survival......................................................23

9.   Credit Enhancements................................................23

10.  Conditions to Obligation to Close..................................25
     (a)  Conditions to Obligation of the Buyer.........................25
     (b)  Conditions to Obligation of the Seller........................26

11.  Indemnification....................................................27
     (a)  Survival of Representations and Warranties....................27
     (b)  Indemnification Provisions for Benefit of the Buyer...........27
     (c)  Indemnification Provisions for Benefit of the Seller..........30
     (d)  Matters Involving Third Parties...............................30
     (e)  Matters Not Involving Third Parties...........................31
     (f)  Determination of Losses; Adjustments to Purchase Price........31
     (g)  Procedures Regarding Remedial Work............................32
     (h)  Additional Provisions Regarding Indemnification...............33
     (i)  Exclusive Remedy..............................................33

12.  Termination........................................................33
     (a)  Termination of Agreement......................................33
     (b)  Effect of Termination.........................................34

13.  Miscellaneous......................................................34
     (a)  Press Releases and Public Announcements.......................34
     (b)  No Third-Party Beneficiaries..................................35

        (c)  Entire Agreement..............................................35
        (d)  Succession and Assignment.....................................35
        (e)  Counterparts..................................................35
        (f)  Headings......................................................35
        (g)  Notices.......................................................35
        (h)  Governing Law.................................................37
        (i)  Amendments and Waivers........................................37
        (j)  Severability..................................................37
        (k)  Expenses......................................................37
        (l)  Construction..................................................37
        (m)  Incorporation of Exhibits and Schedules.......................37
        (n)  Disclosure Schedule...........................................38

EXHIBITS
--------

Exhibit A    Pacific Motor Transport Company, Pacer Division Key Employee Change
             in Control Retention Program

Exhibit B    Form of Management Certificates

Exhibit C    Form of Demand Note

Exhibit D    Form of Pledge Agreement

Exhibit E    Form of Warrant

Exhibit F-1  Financial Statements

Exhibit F-2  Pro Forma Balance Sheet

Exhibit G    Credit Enhancements

Exhibit H    Form of Seller's Counsel Legal Opinions

Exhibit I    Form of Buyer's Counsel Legal Opinion

Exhibit J    Form of Release Agreement

Exhibit K    Form of Stockholders Agreement

SCHEDULES
---------

Schedule I   Incentive Payments

                           STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (this "Agreement") is made as of March
                                               ---------
31, 1997, by and among PMT Holdings, Inc., a Delaware corporation (the "Buyer"),
                                                                        -----
Pacific Motor Transport Company, a California corporation (the "Company"),
                                                                -------
Southern Pacific Transportation Company, a Delaware corporation (the "Seller")
                                                                      ------
and Union Pacific Railroad Company, a Utah corporation ("Union Pacific"). The
                                                         -------------
Buyer, the Company, the Seller and Union Pacific are each referred to in this Agreement as a "Party" and collectively as the "Parties."
                -----                           -------

          The Seller directly owns all of the outstanding capital stock of the Company.

          This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of the Company.

          NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

     1.   Definitions.
          -----------

     "Acquisition Proposal" has the meaning set forth in (S)5(g) below.
      --------------------

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
      ---------
promulgated under the Securities Exchange Act.

     "Applicable Laws" means any and all federal, state, local or foreign laws,
      ---------------
statutes, rules, directives, ordinances, requirements, rules, regulations, Orders and restrictions of any Governmental Authority applicable to any Person or other subject matter in question.

     "Assumed Taxes" means, with respect to any Person, all road taxes, fuel
      -------------
taxes, and property taxes imposed by any foreign, federal, state, or local taxing authority (but excluding all Other Taxes and Income Taxes), together with any interest, penalties, additions to tax, and other additional amounts imposed by any such taxing authority on such Person on or with respect to any of the foregoing taxes.

     "BNSF Guarantee" means that certain letter dated September 10, 1996
      --------------
pursuant to which the Seller unconditionally and irrevocably guaranteed the full and punctual payment of all valid freight and assessorial charges incurred by ABL-TRANS for traffic handled under that certain BNSF Contract T-399 for Domestic Intermodal Transportation dated October 1, 1996 by and among Burlington Northern Railroad Company, The Atchison, Topeka and Santa Fe Railway Company and ABL-TRANS during the course of such contract (from October 1, 1996 to September 30, 1997) and all other amounts payable by ABL-TRANS under such contract.

     "Business Day" means any day that is not a Saturday, Sunday or other day
      ------------
on which banks are not required to be open in Chicago, Illinois, or New York, New York.

     "Buyer" has the meaning set forth in the preface above.
      -----

     "Buyer Common Stock" means the common stock, $.01 par value per share, of
      ------------------
the Buyer.

     "Buyer Preferred Stock" means the Series A Preferred Stock, $.01 par value
      ---------------------
per share, of the Buyer.

     "Cash Purchase Price" has the meaning set forth in (S)2(b)(i) below.
      -------------------

     "Closing" has the meaning set forth in (S)2(c) below.
      -------

     "Closing Date" has the meaning set forth in (S)2(c) below.
      ------------

     "COBRA" has the meaning set forth in (S)7(b)(iii) below.
      -----

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Company" has the meaning set forth in the preface above.
      -------

     "Company Shares" means the common stock, $100.00 par value per share, of
      --------------
the Company.

     "Computer Assistance Agreement" means that certain Computer Assistance
      -----------------------------
Agreement dated October 1, 1992 among the Seller, St. Louis Southwestern Railway Company and ABL-TRANS, as further described in paragraph 3.H. of (S)3(f) of the Disclosure Schedule.

     "Confidential Information" has the meaning set forth in (S)6(d) below.
      ------------------------

     "Credit Enhancements" has the meaning set forth in (S)9 below.
      -------------------

     "Continuing Credit Enhancement Fee" has the meaning set forth in (S)9
      ---------------------------------
below.

     "Current Employees" has the meaning set forth in (S)7(b)(iii) below.
      -----------------

     "Debt Agreements" means that certain Credit Agreement dated April 1, 1997
      ----------------
by and between The Company and The First National Bank of Chicago and any other instruments, notes, guarantees, collateral documents and agreements executed by the Company or the Buyer in connection with any indebtedness for borrowed money incurred in connection with the Financing, as each of the same may be amended, restated or otherwise modified from time to time.

     "December 31, 1996 Balance Sheet" has the meaning set forth in (S)3(e).
      -------------------------------

     "Demand Note" has the meaning set forth in (S)2(b)(i) below.
      -----------

     "Disclosure Schedule" has the meaning set forth in (S)3 below.
      -------------------

     "Encumbrance" has the meaning set forth in (S)3(d).
      -----------

     "Environmental Conditions" means (i) any violation by the Company, any of
      ------------------------
its Affiliates or any of their respective agents or independent contractors in connection with the ownership or operation of the Company's business, of any Environmental, Health and Safety Requirement existing or occurring on or prior to the Closing Date or (ii) any conditions in the soil, surface water, ground water or air caused directly or indirectly by the use, manufacture, handling, storage, treatment, disposal, arrangement for the storage, treatment or disposal, discharge or release of Hazardous Substances (A) by the Company, any of its Affiliates or any of their respective agents or independent contractors in connection with the ownership or operation of the Company's business prior to the Closing or (B) by any other Person prior to the Closing on any property at the time or thereafter owned, leased or operated by the Company (excluding, however, any property acquired or first occupied or operated by the Company after the Closing).

     "Environmental, Health and Safety Requirements" means all Applicable Laws
      ---------------------------------------------
concerning workplace health and safety and pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including, but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. (S)(S)6901 et seq., the Federal Water
                                               -- ---
Pollution Control Act, as amended, 33 U.S.C. (S)(S)1251 et seq., the Emergency
                                                        -- ---
Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S)11001 et seq., the
                                                                -- ---
Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. (S)(S)9601 et seq., the Hazardous Materials Transportation
                              -- ---
Uniform Safety Act, as amended, 49 U.S.C. (S)1804 et seq., the Clean Air Act, as
                                                  -- ---
amended, 42 U.S.C. (S)(S)7401 et seq., the Occupational Safety and Health Act of
                              -- ---
1970, and the regulations promulgated under each of the foregoing, each as amended and as now or hereafter in effect.

     "ERISA Affiliate" means, with respect to any Person, any trade or business
      ---------------
(whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code, is a member of a "controlled group", as defined in Section 414(b) of the Code, or is a member of an "affiliated service group", as defined in Section 414(m) of the Code which includes such Person.

     "Excluded Liabilities" means any obligation, commitment or liability of the
      --------------------
Company (whether asserted or unasserted, whether matured or unmatured, whether absolute or contingent, whether served or unserved, whether liquidated or unliquidated and whether known or unknown) that relates to, arises out of or results from any fact, circumstance or condition existing on or prior to the Closing but only to the extent the same does not relate to, arise out of or result from, directly or indirectly, the ownership or operation (whether or not in the Ordinary Course of Business) of the business, assets or properties of the Company's PACER or ABL-TRANS divisions (which divisions shall not include any of the business, assets or properties of SP Logistics).

     "Financial Statements"  means the financial statements of the Company
      --------------------
attached hereto as Exhibit F-1.
                   -----------

     "Financing" has the meaning set forth in (S)5(h) below.
      ---------

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time.

     "GE Vehicle Leases" means the leases between the Seller and GE Capital
      -----------------
Fleet Services, relating to the 24 vehicles described in paragraph A of (S)3(i) of the Disclosure Schedule, which leases are to be transferred from the Seller to the Company as soon as practicable.

     "Governmental Entity" or "Governmental Authority" means any government,
      -----------------------------------------------
governmental or quasi-governmental authority, instrumentality, department, commission, board, bureau, agency, commission, court or tribunal, whether domestic or foreign, and whether federal, state or local.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements
      ---------------------
Act of 1976, as amended.

     "Hazardous Substances" means any pollutant, contaminant, toxic or hazardous
      --------------------
substance, waste, or chemical defined, listed or regulated pursuant to any Environmental, Health and Safety Requirements, including, without limitation, asbestos, polychlorinated biphenyls, petroleum, crude oil or any fraction thereof.

     "Incentive Agreements" means (i) the Pacific Motor Transport Company, Pacer
      --------------------
Division Key Employee Change in Control Retention Program executed by the Company on September 10, 1996 (a copy of which is attached hereto as Exhibit A)
                                                                     ---------
and (ii) the letter agreement between SPRC and Robert L. Cross dated August 21, 1995 regarding SPRC's Management Continuity Plan.

     "Incentive Payments" means those payments to be made by the Company
      ------------------
immediately after the Closing in the amounts and to the individuals indicated on
Schedule 1 hereto pursuant to the Incentive Agreements.
----------

     "Incentive Payment Deduction Amount" has the meaning set forth in (S)2(d)
      ----------------------------------
below.

     "Income Tax" means, with respect to any Person, (A) any tax (including any
      ----------
franchise tax) that is on, based upon, measured by, or imposed with respect to gross or net receipts, gross or net earnings, or gross or net income (including minimum and alternative minimum taxes, capital gains taxes, personal holding company taxes, and excess profit taxes), but excluding all Other Taxes and Assumed Taxes, by any foreign, federal, state, or local taxing authority together with any interest or penalties thereon or additions thereto imposed by any such taxing authority on such Person on or with respect to any of the foregoing taxes, and (B) any liability for the payment of any of the foregoing types of taxes as a result of being a (i) transferee within the meaning of Code section 6901
of another Person, (ii) being a member of an affiliated, combined, or consolidated group, or (iii) a contractual agreement.

     "Incremental FICA Payments" has the meaning set forth in (S)2(d) below.
      -------------------------

     "Indemnified Party" has the meaning set forth in (S)11(d)(i) below.
      -----------------

     "Indemnifying Party" has the meaning set forth in (S)11(d)(i) below.
      ------------------

     "Loss" or "Losses" means any loss, liability, damage or expense (including
      ----      ------
reasonable attorneys' fees and expenses) that the subject Person may suffer or sustain.

     "Management Certificates" means those certain certificates, dated the date
      -----------------------
hereof, substantially in the form of Exhibit B hereto, delivered to the Seller
                                     ---------
by each of the Management Investors to the effect that (A) each is familiar with the provisions of this Agreement and (B) to the best of such officer's knowledge, the representations, warranties and disclosures contained in (S)3 hereof are true and correct insofar as they relate to the business and operations of the Company.

     "Management Investors" means each of Gerry Angeli, Robert L. Cross and Don
      --------------------
C. Orris.

     "Material Adverse Change" means a material adverse change in the assets,
      -----------------------
liabilities, business, financial condition or results of operations or prospects of the Company taken as a whole, except for changes due to general economic conditions.

     "Orders" means any and all judgments, rulings, writs, decrees, injunctions,
      ------
orders, compliance agreements or settlement agreements or decrees of any Governmental Authority.

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "Other Taxes" means, with respect to any Person, any sales, use, transfer,
      -----------
ad valorem, franchise (other than a "franchise tax" that is an Income Tax), withholding, payroll, employment, excise, goods and services, severance, stamp, occupation, premium, windfall profits, customs duty, or other tax, but excluding all Assumed Taxes and Income Taxes, imposed by any foreign, federal, state, or local taxing authority, together with any interest or penalties thereon or additions thereto imposed by such taxing authority with respect to such Person on or with respect to any of the foregoing taxes.

     "Party" has the meaning set forth in the preface above.
      -----

     "Person" means an individual, a partnership, a corporation, a limited
      ------
liability company or partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity or a Governmental Entity.

     "Pledge Agreement" has the meaning set forth in (S)2(b)(i) below.
      ----------------

     "Pro Forma Balance Sheet" has the meaning set forth in (S)5(b) below.
      -----------------------

     "PST Maintenance Agreement" means that certain Maintenance Agreement dated
      -------------------------
September 1, 1993 by and between PS Technology, Inc. and ABL-TRANS, as further described in paragraph 3.A. of (S)3(f) of the Disclosure Schedule.

     "Purchase Price" has the meaning set forth in (S)2(b) below.
      --------------

     "Release Agreement" means that certain Release Agreement, dated on or
      -----------------
before the date hereof, substantially in the form of Exhibit J hereto, by and
                                                     ---------
among Robert L. Cross, SPRC and the Company.

     "Remedial Work" has the meaning set forth in (S)11(g) below.
      -------------

     "Section 338 Elections" has the meaning set forth in (S)8(b)(i) below.
      ---------------------

     "Section 338 Election Forms" has the meaning set forth in (S)8(b)(ii)
      --------------------------
below.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time in question.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Seller" has the meaning set forth in the preface above.
      ------

     "SPRC" means Southern Pacific Rail Corporation, a Delaware corporation.
      ----

     "SPRC Benefit Plans" has the meaning set forth in (S)7(b)(i) below.
      ------------------

     "Stockholders Agreement" means that certain Stockholders Agreement dated as
      ----------------------
of March 31, 1997, substantially in the form of Exhibit K hereto, by and among
                                                ---------
the Buyer, Eos Partners, L.P., a Delaware limited partnership, the Seller and each of the Management Investors.

     "Tax Indemnified Party" has the meaning set forth in (S)8(f) below.
      ---------------------

     "Tax Indemnifying Party" has the meaning set forth in (S)8(f) below.
      ----------------------

     "Tax" means Assumed Taxes, Income Taxes, and Other Taxes.
      ---

     "Tax Claim" means any claim arising from any covenant or agreement of the
      ---------
Parties contained in (S)8 below, including, without limitation, any claim for Losses arising from any breach thereof.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Termination Fee" has the meaning set forth in (S)12(b) below.
      ---------------

     "Third Party Claim" has the meaning set forth in (S)11(d)(i) below.
      -----------------

     "UP Group" has the meaning set forth in (S)11(b)(i) below.
      --------

     "Union Pacific" has the meaning set forth in the preface above.
      -------------

     "Warrant" has the meaning set forth in (S)2(b)(ii) below.
      -------


     2.   Purchase and Sale of Company Shares.
          -----------------------------------

     (a)  Basic Transaction. On and subject to the terms and conditions of this
          -----------------
Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the issued and outstanding Company Shares for the consideration specified below in this (S)2.

     (b)  Purchase Price. The aggregate purchase price (the "Purchase Price") to
          --------------                                     --------------
be paid for the Company Shares shall consist of:

          (i)    an amount in cash equal to the sum of $13,162,500 (the "Cash
                                                                         ----
     Purchase Price"). The Cash Purchase Price shall be payable in cash at the
     --------------
     Closing in the form of a demand note issued by the Buyer for the benefit of the Seller in the form of Exhibit C hereto (the "Demand Note"). The
                               ---------              -----------
     principal amount of the Demand Note shall be reduced by the Incentive Payment Deduction Amount as described in (S)2(d) below. The obligations evidenced by the Demand Note shall be secured by a pledge of the Company Shares by the Buyer for the benefit of the Seller, pursuant to a pledge agreement substantially in the form of Exhibit D hereto (the "Pledge
                                            ---------              ------
     Agreement"); and
     ---------

          (ii) a Warrant to purchase 18,421 units (consisting of 18,421 shares of Buyer Preferred Stock and 18,421 shares of Buyer Common Stock) substantially in the form of Exhibit E hereto (the "Warrant").
                                  ---------              -------

     (c)  The Closing. The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place at the offices of Winston & Strawn
                -------
in Chicago, Illinois, commencing at 10:00 a.m. local time on March 31, 1997 (the "Closing Date").
      ------------

     (d)  Deliveries at the Closing. At the Closing, (i) the Company and the
          -------------------------
Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in (S)10(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in
(S)10(b) below, (iii) the Seller will deliver to the Buyer stock certificates representing all of the Company Shares, endorsed in blank or accompanied by duly executed assignment documents and (iv) the Buyer will execute and deliver or cause to be executed and delivered the Demand Note, the Pledge Agreement and the Warrant. Prior to the delivery thereof by the Buyer, the principal amount of the Demand Note shall be decreased by $978,419 in lieu of requiring the Seller to make certain cash transfers to the Buyer at the time of Closing. Such amount is the sum of (i) the Incentive Payments ($960,060) and (ii) the incremental FICA tax payable (the "Incremental FICA Payments") is respect of the Incentive
                       -------------------------
Payments ($18,359) (such sum, the "Incentive Payment Deduction Amount").
                                   ----------------------------------

     3.   Representations and Warranties of the Company and the Seller. The
          ------------------------------------------------------------
Company and the Seller jointly and severally represent and warrant that the statements contained in this (S)3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this (S)3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged by paragraphs
 -------------------
corresponding to the lettered paragraphs contained in this (S)3. Anything contained in this Agreement (including the exhibits and schedules hereto) to the contrary notwithstanding, any matter or item disclosed on a particular schedule in response to the corresponding representation or warranty contained in this Agreement shall not be deemed to be disclosed on any other schedule in response to any other representation or warranty contained in this Agreement unless it is explicitly evident from the disclosure of such matter or item that such disclosure is also responsive to such other representation or warranty.

     (a)  Corporate Authority, Etc. Each of the Company, the Seller and Union
          ------------------------
Pacific is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of the Company, the Seller and Union Pacific has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company, the Seller and Union Pacific and the performance by each of them of their respective obligations hereunder have been duly and validly authorized by all necessary corporate action on the part of such Party, and this Agreement has been duly and validly executed and delivered by such Party.

     (b)  Binding Obligation. This Agreement constitutes the valid and legally
          ------------------
binding obligation of Union Pacific, the Seller and the Company, enforceable against each of such Parties in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights and remedies generally and judicial limitations upon the specific performance of certain types of obligations.

     (c)  Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement by Union Pacific or the Seller, nor the performance of their respective obligations hereunder, nor the consummation of the transactions contemplated hereby, will (i) violate any Applicable Law to which Union Pacific or the Seller is subject, (ii) violate or conflict with any provision of the charter or bylaws of Union Pacific, the Seller or the Company, or (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which Union Pacific or the Seller is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse effect on the ability of Union Pacific or the Seller to consummate the transactions contemplated by this Agreement. Except as set forth in (S)3(c) of the Disclosure Schedule, neither Union Pacific nor the Seller is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order for Union Pacific and the Seller to consummate the transactions contemplated by this Agreement, except where the failure to give notice, or to file or obtain any authorization, consent or approval would not have a material adverse effect on the ability of Union Pacific and the Seller to consummate the transactions contemplated by this Agreement.

     (d)  Company Shares. There are no outstanding shares of capital stock of
          --------------
the Company other than the five (5) Company Shares held of record and owned beneficially by the Seller. The Seller owns and holds of record and beneficially the Company Shares free and clear of any and all Encumbrances, other than restrictions on transfer of the Company Shares imposed under the Securities Act and applicable state securities laws. As used in this Agreement, the term "Encumbrance" means, with respect to any asset, (a) any mortgage, indenture,
 -----------
deed of trust, lien, pledge charge, claim, escrow, security agreement or interest or other encumbrance of any kind whatsoever (whether written or oral and whether or not relating in any way to credit or the borrowing of money) in on or with respect to such asset (including the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any right of first offer, right of first refusal, option or other right to purchase, lease, license or otherwise use or occupy such asset), (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase or call option, appreciation right or similar right of a third party with respect to such securities. All of the Company Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Seller is not a party to, and is not otherwise subject to or bound by, any voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of the Company, other than the rights of the Buyer under this Agreement. Except for the rights of the Buyer under the Agreement, there are no outstanding options, warrants or rights to purchase or acquire, or otherwise entitling the holder thereof to participate in or otherwise receive any payment based on the value of, any securities of the Company (including the Company Shares). The Seller acquired the Company Shares in one or more transactions exempt from registration under the Securities Act and in compliance with all applicable state securities laws.

     (e)  Financial Statements. Attached hereto as Exhibit F-1 are the unaudited
          --------------------                     -----------
balance sheet of the Company as of December 31, 1996 (the "December 31, 1996
                                                           -----------------
Balance Sheet") and the related unaudited statements of income and cash flows
-------------
for the year then ended and the unaudited balance sheet of the Company as of December 31, 1995, and the related unaudited statements of income and cash flows for the year then ended. The Financial Statements present fairly the financial condition of the Company as of such dates and the results of operations and cash flows of the Company for such periods.

     (f)  Undisclosed Liabilities. The Company does not have any liability
          -----------------------
(whether asserted or unasserted, whether matured or unmatured, whether absolute or contingent, whether secured or unsecured, whether liquidated or unliquidated, and whether known or unknown) except for (i) liabilities set forth on the face of the December 31, 1996 Balance Sheet, (ii) liabilities arising in the Ordinary Course of Business since December 31, 1996 (none of which results from or is related to any Environmental Condition, breach of contract, breach of warranty, tort, infringement or violation of Applicable Law), (iii) liabilities for Income Taxes, (iv) liabilities for future performance of executory contracts arising in the Ordinary Course of Business except to the extent required under GAAP to be reflected on the face of a balance sheet of the Company as of the date hereof (none of which results from or is related to any Environmental Condition, breach of contract, breach of warranty, tort, infringement or violation of Applicable
Law), and (v) liabilities reflected on the Disclosure Schedule (none of which results from or is related to any Environmental Condition, breach of contract, breach of warranty, tort, infringement or violation of Applicable Law, except for any of the foregoing which is expressly disclosed in (S)3(f) of the Disclosure Schedule).

     (g)  Brokers Fees. Except as set forth in (S)3(g) of the Disclosure
          ------------
Schedule, neither Union Pacific nor the Seller has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer or the Company could become liable or obligated.

     (h)  Acquisition of Demand Note and Warrant for Investment.  The Seller
          -----------------------------------------------------
acknowledges that the Demand Note and the Warrant being acquired by it hereunder have not been registered under the Securities Act or registered or qualified under applicable state securities laws by reason of their issuance in a transaction that does not require such registration or qualification. The Demand Note and the Warrant acquired by the Seller pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and the Seller will not offer to sell or otherwise dispose of the Demand Note or the Warrant so acquired by it in violation of any of the registration requirements of the Securities Act or any comparable state laws.

     (i)  Conduct of Business of the Company.  Except as set forth on (S)3(i) of
          ----------------------------------
the Disclosure Schedule, since December 31, 1996, the Company has conducted its business and affairs only in the Ordinary Course of Business of the Company and has not:

          (i) disposed of any material portion of its assets, except for the sale or other disposition of assets in the Ordinary Course of Business of the Company for fair value (if any), or acquired or agreed to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock or other equity interests or assets of, any Person;

          (ii) amended or modified in any way its certificate or articles of incorporation, by-laws or similar document or instrument;

          (iii) declared, paid or otherwise set aside any funds or assets for the payment of, any dividend, distribution or other payment on or with respect to any of its capital stock, or otherwise become obligated to do any of the foregoing, except payments expressly contemplated by this Agreement, including without limitation pursuant to (S)5(b) or (S)5(i)(ii) hereof, or

          (iv) entered into any transaction with the Seller, Union Pacific or any of their Affiliates other than transactions (A) expressly contemplated by this Agreement, (B) in the Ordinary Course of Business relating to the provision of railroad, trucking, trailer or related transportation services or transportation brokerage or logistics services by or for the Seller, Union Pacific or any of their Affiliates to or from the Company,
     (C) reflected in the adjustments listed on Exhibit F-2 needed to derive the
                                                -----------
     Pro Forma Balance Sheet or (D) disclosed in (S)3(i) of the Disclosure Schedule.

     (j)  Credit Enhancements. The bonds, letters of credit, guarantees, credit
          -------------------
support obligations and other credit enhancements listed on Exhibit G hereto
                                                            ---------
(the "Credit Enhancements") are the only bonds, letters of credit, guarantees, credit support obligations or other credit enhancements pursuant to which Union Pacific, the Seller or any of their respective Affiliates (other than the Company) are, as of the Closing, liable for any liability or obligation of the Company.

     4.   Representations and Warranties of the Buyer. The Buyer represents and
          -------------------------------------------
warrants to the Seller and the Company that the statements contained in this
(S)4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
(S)4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S)4. Anything contained in this Agreement (including the exhibits and schedules hereto) to the contrary notwithstanding, any matter or item disclosed on a particular schedule in response to the corresponding representation or warranty contained in this Agreement shall not be deemed to be disclosed on any other schedule in response to any other representation or warranty contained in this Agreement unless it is explicitly evident from the disclosure of such matter or item that such disclosure is also responsive to such other representation or warranty.

     (a)  Corporate Authority. The Buyer is a corporation duly organized,
          -------------------
validly existing and in good standing under the laws of the jurisdiction of its incorporation and the Buyer has full corporate power and authority to execute and deliver this Agreement, the Demand Note, the Pledge Agreement and the Warrant and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Demand Note, the Pledge Agreement and the Warrant by the

Buyer and the performance by the Buyer of its respective obligations hereunder and thereunder have been duly and validly authorized by all necessary corporate action on the part of the Buyer, and this Agreement, the Demand Note, the Pledge Agreement and the Warrant have been duly and validly executed and delivered by the Buyer.

     (b)  Binding Obligation. This Agreement constitutes, and on and after the
          ------------------
Closing Date each of the Demand Note, the Pledge Agreement and the Warrant will constitute, the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights and remedies generally and judicial limitations upon the specific performance of certain types of obligations.

     (c)  Noncontravention. Neither the execution and the delivery of this
          ----------------
Agreement by the Buyer, nor the performance of its obligations hereunder nor the consummation of the transactions contemplated hereby, will (i) violate any Applicable Law to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license or instrument to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation or failure to give notice would not have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement. Except as set forth in (S)4(c) of the Disclosure Schedule, the Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order for the Buyer to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent or approval would not have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement.

     (d)  Brokers' Fees. Except as set forth in (S)4(d) of the Disclosure
          -------------
Schedule, the Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller or the Company could become liable or obligated.

     (e)  Acquisition of Company Shares for Investment. The Buyer acknowledges
          --------------------------------------------
that the Company Shares being acquired by it hereunder have not been registered under the Securities Act or registered or qualified under applicable state securities laws by reason of their issuance in a transaction that does not require such registration or qualification. The Company Shares purchased by the Buyer pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and the Buyer will not offer to sell or otherwise dispose of the Company Shares so acquired by it in violation of any of the registration requirements of the Securities Act or any comparable state laws.

     (f)  Capitalization. (S)4(f) of the Disclosure Schedule sets forth on the
          --------------
date hereof for the Buyer (i) the number of shares of authorized capital stock of each class of its capital stock, (ii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders of record thereof, and the number of shares held by each such holder, and (iii) the number of shares of its capital stock (if any) held in treasury. Except for the Warrant, and except as otherwise disclosed in
(S)4(f) of the Disclosure Schedule, as of the date hereof there are no outstanding stock appreciation, phantom stock or similar rights with respect to the Buyer, and the Buyer is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Buyer to issue, sell, transfer or otherwise dispose of any capital stock of the Buyer. Upon issuance, the Warrant will evidence the right to purchase 5.0% of the shares of Buyer Common Stock and 5.0% of the shares of Buyer Preferred Stock outstanding on the Closing Date (in each case, after giving effect to the exercise of the Warrant).

     5.   Pre-Closing Covenants. The Parties agree as follows with respect to
          ---------------------
the period between the execution of this Agreement and the Closing:

     (a)  General. Each of the Parties will use reasonable efforts to take all
          -------
action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in (S)10 below).

     (b)  Dividend by the Company to the Seller. Prior to the Closing, the
          -------------------------------------
Parties shall adjust the December 31, 1996 Balance Sheet to reflect the items set forth in Exhibit F-2 attached hereto. The resulting pro forma balance sheet
             -----------
(the "Pro Forma Balance Sheet") reflects the net amount of cash ($3,114,880) to
      -----------------------
be transferred by the Company to the Seller by means of a dividend which is to be declared by the Company and paid to the Seller prior to the Closing. Anything to the contrary in this Agreement notwithstanding, the Buyer hereby expressly consents to the declaration and payment of such dividend and the other dividends described in Exhibit F-2 hereto.
             -----------

     (c)  Notices and Consents. Each of the Parties will give any notices to,
          --------------------
make any filings with and use reasonable efforts to obtain any authorizations, consents and approvals of governments and governmental agencies in connection with consummation of the transaction, including, without limitation, any authorizations, consents or approvals described in (S)3(c) and (S)4(c) of the Disclosure Schedule.

     (d)  Full Access. The Seller shall cause the Company to permit
          -----------
representatives of the Buyer and any prospective lender or investor relating to the Financing to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to the premises, properties, personnel, books, records (including tax records), contracts and documents of or pertaining to the Company.

     (e)  Notice of Developments.
          ----------------------

          (i) The Seller may elect at any time on or prior to the fifth Business Day preceding the Closing Date to notify the Buyer in writing of any development of which the Seller becomes aware after the date hereof that causes a breach of any of the representations or warranties in (S)3(e), (f), (i) or (j) above. Unless the Buyer exercises the right to terminate this Agreement pursuant to (S)12(a)(ii) below by reason of any such development, the written notice pursuant to this
     (S)5(e)(i) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in (S)3(e), (f), (i) or (j) above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed under (S)3(e), (f), (i) or (j) above by reason of such development.

          (ii) Each Party will give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in (S)3 or (S)4 above. Except as otherwise provided in (S)5(e)(i) above, no disclosure by any Party pursuant to this
     (S)5(e)(ii), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

          (iii) Subject to (S)11(a) hereof, prior to the Closing, each of the Seller and the Buyer shall promptly notify the other if it obtains knowledge that any representation or warranty of any other party in this Agreement or in the Disclosure Schedule is not true and correct or if it obtains knowledge of any material errors in, or omissions from, the Disclosure Schedule.

     (f)  Conduct of Business of the Company. Except as otherwise consented to
          ----------------------------------
in writing by the Buyer, from and after the date of this Agreement until the Closing, the Seller shall cause the Company to:

          (i) conduct its business and affairs only in the Ordinary Course of Business of the Company;

          (ii) not dispose of any material portion of its assets, except for the sale or other disposition of assets in the Ordinary Course of Business of the Company for fair value (if any);

          (iii) use its commercially reasonable efforts to maintain its business, assets, relationships with its employees, agents, customers and suppliers, and operations in accordance with past custom and practice;

          (iv) not increase or promise to increase the compensation payable to any of its officers, employees or agents (other than normal raises in the Ordinary Course of Business of the Company), except for the payment of the Incentive Payments;

          (v) not reclassify, combine, split, subdivide or redeem or otherwise repurchase any of its capital stock, or issue, deliver, pledge or encumber any additional capital stock or other securities equivalent to or exchangeable for capital stock of the Company;

          (vi) not acquire or agree to acquire by merging or consolidating with, or by purchasing any material portion of the capital stock or other equity interests or assets of, any Person;

          (vii) not pay, discharge or satisfy any material claim, liability or obligation (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the Ordinary Course of Business of the Company and as reflected in the adjustments contained on Exhibit F-2 hereto;
                  -----------

          (viii) not change in any material respect any of its accounting methods or practices, including any material change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve, except as may be required by GAAP;

          (xi) not amend or modify in any way its articles of incorporation, by-laws or similar document or instrument; and

          (x) refrain from declaring or paying, or otherwise setting aside any funds or assets for the payment of, any dividend, distribution or other payment on or with respect to any of its capital stock, or otherwise become obligated to do any of the foregoing, except as may otherwise be expressly contemplated by this Agreement, including without limitation by
     (S)5(b) or (S)5(i)(ii) hereof.

     (g)  Exclusivity. The Seller will not (and the Seller will not cause or
          -----------
permit the Company or any of its Affiliates to) (i) solicit, initiate, or encourage the submission of any proposal (an "Acquisition Proposal") from any
                                              --------------------
Person (other than the Buyer, any Person controlling the Buyer or any representative retained by the Buyer or such controlling Person) relating to the acquisition of any capital stock or other securities, or any portion of the assets (except in the Ordinary Course of Business) of the Company or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person (other than the Buyer, any Person controlling the Buyer or any representative retained by the Buyer or such controlling Person) to do or seek any of the foregoing. If the Seller, the Company or any of their respective Affiliates receives any offer or proposal to enter into negotiations or discussions relating to any Acquisition Proposal, the Seller shall promptly notify the Buyer of such offer or proposal and the general economic terms of such offer or proposal and shall furnish a copy of any written offer or proposal to the Buyer.

     (h)  Financing. To facilitate the consummation of the transactions
          ---------
contemplated hereby, the Buyer shall use its commercially reasonable efforts to obtain such debt and equity financing from financial institutions and other investors which the Buyer shall in its sole discretion deem necessary for (i) the consummation of the transactions contemplated hereby, (ii) working capital and other purposes of the Buyer and the Company after the Closing and (iii) the payment of all costs and expenses incurred by the Buyer in connection with any of the foregoing (the "Financing"). The Seller and the Company shall cooperate
                       ---------
with the Buyer and shall provide any information which the Buyer may reasonably request in connection with its efforts in obtaining the Financing.

     (i)  Cancellation of Intercompany Obligations.
          ----------------------------------------

          (i)  Cancellation of Intercompany Obligations Owing From the Company.
               ---------------------------------------------------------------
     Prior to the Closing, the Seller shall transfer to the Company in the form of a capital contribution all of its right, title and interest in and to any account, note or other obligation owing from the Company to the Seller or any Affiliate of the Seller (other than any account, note or other obligation (A) arising under or in connection with this Agreement, (B) arising from the provision by the Seller or its Affiliates of railroad, trucking, trailer or related transportation services or transportation brokerage or logistics services to the Company in the Ordinary Course of Business or (C) arising pursuant to the Computer Assistance Agreement or the PST Maintenance Agreement, which agreements shall remain in full force and effect) and the Company shall thereby be relieved of any and all duties, liabilities and obligations with regard to any such account, note or other obligation.

          (ii) Cancellation of Intercompany Obligations Owing From the Seller.
               --------------------------------------------------------------
     Prior to the Closing, the Company shall transfer to the Seller by dividend all of its right, title and interest in and to any account, note or other obligation owing from the Seller or any Affiliate of the Seller to the Company (other than any account, note or other obligation arising under or in connection with this Agreement or arising from the Company's provision of railroad, trucking, trailer or related transportation services or transportation brokerage or logistics services to the Seller or any Affiliate of Seller in the Ordinary Course of Business) and the Seller shall thereby be relieved of any and all duties, liabilities and obligations with regard to any such account, note or other obligation.

     (j)  No Additional Representations or Warranties. The Buyer acknowledges
          -------------------------------------------
that its principal officers and certain of its stockholders include persons who have been actively involved in the day-to-day management of the Company. The Buyer also acknowledges and represents that it has conducted its own investigation of the Company's business and operations and such other matters as the Buyer has determined to be worthy of its investigation in connection with the transactions contemplated hereby. The Buyer further acknowledges that none of the Seller, the Company, Union Pacific nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company, except as expressly set forth in this Agreement or the Disclosure Schedule, and the Buyer further agrees that none of the Seller, the Company, Union Pacific nor any other Person will have or be subject to any liability to the Buyer or any other Person resulting from the distribution to the Buyer, or the Buyer's use of, any such information, including, without limitation, any Confidential Financing Memorandum prepared by Pedersen Kammert & Co. LLC and The Chart Group, L.P. and any information, document or material made available to the Buyer or its lenders in expectation of the transactions contemplated by this Agreement. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN (S)3, NEITHER THE SELLER NOR THE COMPANY MAKES ANY REPRESENTATION OF WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE SELLER OR THE COMPANY OR ANY OF THE ASSETS, LIABILITIES OR OPERATIONS OF THE COMPANY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE

CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND THE SELLER EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN (S)3, THE BUYER AGREES THAT IT IS PURCHASING THE COMPANY ON AN "AS IS" AND "WHERE IS" BASIS

     (k)  Disclaimer Regarding Financial Statements, Estimates and Projections.
          --------------------------------------------------------------------
The Buyer acknowledges that the Financial Statements have not been prepared in accordance with GAAP and that the Buyer shall have no claim against Union Pacific, the Seller or the Company based solely on the failure of the Financial Statements to reflect information or liabilities otherwise required to be disclosed by GAAP. In connection with the Buyer's investigation of the Company, the Buyer has received from or on behalf of the Company certain estimates, forecasts, plans and financial projections. The Buyer acknowledges that there are uncertainties inherent in attempting to make such estimates, forecasts, plans and projections, that the Buyer is familiar with such uncertainties, that the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, forecasts, plans and projections so furnished to it (including the reasonableness of the assumptions underlying such estimates, forecasts, plans and projections), and that the Buyer shall have no claim against the Seller, Union Pacific or the Company with respect thereto. Accordingly, neither the Seller nor the Company makes any representation or warranty with respect to such estimates, forecasts, plans and projections (including any such underlying assumptions).

     (6)  Post-Closing Covenants.  The Parties agree as follows with respect to
          ----------------------
the period following the Closing.

     (a)  Incentive Payments.  The Buyer shall cause the Company (i) promptly
          ------------------
after the Closing, to make the Incentive Payments in the amounts and to the individuals specified on Schedule 1 hereto and (ii) to make the corresponding
                         ----------
Incremental FICA Payments when such payments are due.

     (b)  Non-Solicitation of Employees.
          -----------------------------

          (i) the Buyer agrees that for a period of two years from the Closing Date, neither the Company nor the Buyer nor any of their respective Affiliates will directly or indirectly through another Person, solicit for employment or hire any employee of the Seller or any of the Seller's Affiliates; provided, however, that the foregoing provision will not prevent the Buyer or the Company from employing any such person who contacts the Buyer or the Company on his or her own initiative without any solicitation by or encouragement from the Buyer or the Company directly or indirectly through another Person.

          (ii) The Seller agrees that for a period of two years from the Closing Date, neither the Seller nor any of its Affiliates will directly or indirectly through another Person, solicit for employment or hire any employee of the Company; provided, however, that the foregoing provision will not prevent the Seller (or its Affiliates) from employing any such person who contacts the Seller (or its Affiliates) on his or her own initiative without any solicitation by or encouragement from the Seller (or its Affiliates) directly or indirectly through another Person.

     (c)  Further Assurances.  The Seller shall, at any time after the Closing,
          ------------------
upon the reasonable request of the Buyer and at the expense of the Buyer, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be necessary or desirable to transfer, convey, grant and confirm to and vest in the Buyer good title to all of the Company Shares, free and clear of any restrictions or transfers (other than restrictions under the Securities Act or state securities laws), security interests, claims and demands. To the extent that any asset, property, interest in property or right that is used primarily in the business or operations of the Company is owned by any Affiliate of the Seller (other than the Company), then the Seller shall do, and shall cause such Affiliate to do, any and all things necessary to convey to the Company all rights, title and interest of such Affiliate, free and clear of all encumbrances (or, in the case such assets, property, interest in property or right is also used by any Affiliate of the Seller, provide the benefit thereof to the Company to the same extent, and on terms and conditions no less favorable to the Company, than those applicable prior to the Closing).

     (d)  Confidentiality. The Seller acknowledges that the Buyer and the
          ---------------
Company would be irreparably damaged if after the Closing, the Confidential Information (as defined below) were disclosed to or utilized by or on behalf of Persons other than the Buyer, the Company or their respective Affiliates. The Seller and its Affiliates will treat and hold as confidential any and all information relating to the business and affairs of the Company (i) as conducted on or prior to the Closing Date or (ii) furnished to the Seller or it Affiliates pursuant to the other terms of this Agreement and, in either case, not generally known or available to the public (other than as a result of breach of this Agreement) (the "Confidential Information"), and shall refrain from using any
                 ------------------------
of the Confidential Information except in connection with this Agreement or as compelled by judicial or administrative process or by requirement of law.

     (e)  General. In the event that at any time after the Closing any further
          -------
action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, all at the sole cost and expense of the requesting Party.

     7.   Employee Matters.
          ----------------

     (a)  WARN Matters. The Buyer represents that it does not currently
          ------------
contemplate taking any actions which, in themselves, would constitute a plant closing involving, or mass lay-off of, employees of the Company or any terminations that, in the aggregate for all such terminations by the Buyer after the Closing, would constitute a mass lay-off of employees of the Company, within one year following the Closing Date (such terms "plant closing" and "mass lay-off" having the meanings herein that are ascribed to them in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. (S)2101 et seq.) The
                                                              -- ---
Buyer and the Company, jointly and severally, shall indemnify and hold the Seller harmless from and against any Loss which the Seller incurs under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state law arising out of, or relating to, any actions taken solely by the Buyer or the Company with respect to the employees of the Company on or after the Closing Date.

     (b)  Benefit Plan Matters.
          --------------------

          (i) Except as provided in this (S)7(b), effective on and after March 31, 1997 the Company shall cease to be a participating employer in any employee benefit plan sponsored by SPRC or any of its Affiliates (other than the Company), and employees of the Company shall cease to actively participate or accrue benefits or service under any such benefit plans (collectively, the "SPRC Benefit Plans"). The Company shall cease to be a
                         ------------------
     participating employer in the Southern Pacific Rail Corporation Pension Plan, and employees of the Company shall cease to actively participate and accrue benefits and service under such plan, effective on and after the Closing Date.

          (ii) The Buyer and the Company, jointly and severally, agree to reimburse the Seller, on or prior to April 15, 1997, for all amounts contributed by SPRC as employer matching contributions to the Southern Pacific Rail Corporation Thrift Plan for the month ending March 31, 1997 on behalf of employees of the Company. As soon as practical after the Closing Date, the Seller shall cause SPRC to amend the Southern Pacific Rail Corporation Thrift Plan, subject to the requirements of Applicable Laws, to permit distributions to participants in such plan who are employees of the Company after the Closing Date.

          (iii) On and after the Closing Date, the Company shall establish and maintain in force a health plan for its employees who are actively employed by the Company or are absent from active employment due to vacation or leave with a right to return to active employment under the Family Medical Leave Act (collectively, the "Current Employees"). The Company shall, on
                                   -----------------
     and after the Closing Date, comply in all respects with the health plan continuation coverage requirements of Section 4980B of the Code ("COBRA")
                                                                       -----
     including, without limitation, providing COBRA coverage to the extent required by COBRA under the Company's health plan to former employees of the Company and/or their dependents who had a "qualifying event" under COBRA prior to the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, the Buyer reserves the right to cause the Company to modify, amend or terminate any of its employee benefit plans in any respect at any time from and after the Closing.

          (iv) As soon as practical after the Closing Date, the Seller shall cause SPRC to amend the Southern Pacific Rail Corporation Pension Plan, subject to the requirements of Applicable Law, to fully vest each participant in such plan who is a Current Employee as of the Closing Date.

          (v) The Seller shall permit those Current Employees who have health flexible spending accounts in the Southern Pacific Rail Corporation Health Care Reimbursement Plan on the Closing Date to continue receiving reimbursements from such accounts, subject to the terms of such plan, through the end of the current benefit year. The Buyer and the Company, jointly and severally, agree to reimburse the Seller for any amounts paid to Current Employees from their health flexible spending accounts which exceed the premiums and/or contributions paid by Current Employees as of the Closing Date.

          (vi) The Seller shall, subject to the terms and conditions of the Southern Pacific Rail Corporation Medical, Dental and Health Care Reimbursement Plan and the Southern Pacific Rail Corporation Life, Personal Accident, and Business Travel Accident Income Plan, provide retiree medical and retiree life insurance benefits to (A) participants in such plans who are retired employees of the Company on the Closing Date, and (B) employees of the Company who have fulfilled all requirements for coverage under such plans (except for actual retirement) as of the Closing Date; provided, however, that the Seller reserves the right to cause SPRC to modify, amend or terminate such plans in any respect at any time.

          (vii) The Seller shall, subject to the terms and conditions of the Southern Pacific Rail Corporation Long Term Disability Plan, provide long term disability benefits to former active employees of the Company who are receiving benefit payments under such plan as of the Closing Date; provided, however, that the Seller reserves the right to cause SPRC to modify, amend or terminate such plan in any respect at any time.

          (viii) The Buyer and the Company, jointly and severally, shall indemnify the Seller and its Affiliates from and against any Losses the Seller may suffer with respect to any claim for (A) COBRA coverage by or on behalf of any employee, former employee or dependent of any employee or former employee of the Company, or (B) retiree medical or retiree life insurance coverage by or on behalf of any employee or former employee of the Company except individuals described in clause (A) or (B) of paragraph
     (vi) above.

          (ix) The Seller and Union Pacific, jointly and severally, shall indemnify and hold the Buyer and the Company harmless from and against any Loss arising out of or relating to any claim under the SPRC Benefit Plans or any other benefit plan or arrangement of any Affiliate or ERISA Affiliate of the Seller or Union Pacific.

          (x) The Buyer and the Company agree to promptly provide, at the request of the Seller or any of its Affiliates, all information in the Buyer's or the Company's possession which is reasonably required by the Seller to administer the SPRC Benefit Plans.

     8.   Tax Matters.
          -----------

     (a)  Termination of Tax Sharing Agreements. Any and all Tax allocation
          -------------------------------------
agreements, Tax sharing agreements, intercompany agreements, or other similar agreements between the

Company and the Seller or any Affiliate of the Seller that relates to any Tax or Tax matter shall be terminated as of the Closing.

     (b)  Section 338 Elections.
          ---------------------

          (i) The Seller and the Buyer agree to jointly make, or cause to be made, in an appropriate and timely manner the elections provided for by
     Section 338(h)(10) of the Code (and, to the extent necessary to allow for an election under Section 338(h)(10) of the Code, the elections provided for by Section 338(g) of the Code) and any corresponding election under state, local, or foreign law (collectively, "Section 338 Elections") with
                                                  ---------------------
     respect to the purchase of the Company Shares.

          (ii) The Seller and the Buyer shall cooperate with each other to take all actions necessary or appropriate to effect and preserve timely
     Section 338 Elections, including, but not limited to, preparing the IRS Form 8023-A (Corporate Qualified Stock Purchase Agreement) and any related and comparable forms for state, local, or foreign law (collectively, "Section 338 Election Forms").
      --------------------------

          (iii) As reasonably requested from time to time by the Seller (whether before, at, or after the Closing), the Buyer shall assist the Seller in, and shall provide the necessary information to the Seller, in connection with the preparation of any Section 338 Election Form. The Buyer also agrees on or before the Closing to cause each Section 338 Election Form reasonably requested by the Seller to be duly executed by the Buyer or any Affiliate of the Buyer, as appropriate, and delivered to the Seller at the Closing. If the Seller reasonably determines that a change is required to any Section 338 Election Form previously executed by the Buyer or an Affiliate of the Buyer, the Seller may prepare a new Section 338 Election Form and deliver it to the Buyer and the Buyer shall cause such form to be duly executed by the Buyer or an Affiliate of the Buyer, as appropriate, and promptly delivered to the Seller. Anything contained in this (S)8(b) to the contrary notwithstanding, the Buyer shall have the right to approve all
     Section 338 Election Forms prior to filing, such approval not to be unreasonably withheld or delayed.

          (iv) The Seller shall file, or cause to be filed, all Section 338 Election Forms and shall provide the Buyer with notice of such filings.

          (v) The Seller, the Buyer, and the Company agree to report, or cause to be reported, the purchase by the Buyer of the Company consistent with Section 338 Elections and shall take no position on any Tax return, or in any audit, examination, investigation, or other proceeding that is inconsistent with such elections.

          (vi) The Buyer, the Company, and the Seller shall cooperate and consult with each other in good faith in order to reach a mutually acceptable agreement with respect to the allocation of the Modified Aggregate Sales Price (as defined in Treasury Regulation section

     1.338(h)(10)-1(e)(5)) among the assets of the Company that complies with the applicable treasury regulations promulgated under Section 338 of the Code.

     (c)  Tax Indemnity.
          -------------

          (i) Union Pacific and the Seller shall, jointly and severally, indemnify and hold the Company and the Buyer and their respective Affiliates harmless (A) from any and all Income Taxes attributable to or payable with respect to or as a result of the operation of the Company or the Seller's ownership of the Company for any period that ended on or prior to the Closing Date and (B) from any and all Losses incurred as a result of Union Pacific's or the Seller's failure to perform any other covenant or agreement contained in this (S)8.

          (ii) Union Pacific and the Seller shall, jointly and severally, indemnify and hold the Company and the Buyer and their respective Affiliates harmless from any and all Other Taxes attributable to or payable with respect to or as a result of the operation of the Company that accrued or became payable on or prior to December 31, 1996, provided, however, that Union Pacific and the Seller will be obligated to indemnify the Company, the Buyer and their respective Affiliates for such Other Taxes only (A) if the aggregate amount of all such Other Taxes exceeds $50,000, in which case Union Pacific and the Seller shall be obligated to indemnify the Company, the Buyer and their respective Affiliates only for such excess, and (B) if the Buyer provides Union Pacific and the Seller with written notice of such Other Taxes on or prior to March 31, 1999 (with such notice stating with reasonable specificity the nature, basis and amount of such Other Taxes).

          (iii) The Buyer and the Company shall, jointly and severally, indemnify and hold the Seller and its Affiliates harmless from any and all
     (A) Assumed Taxes attributable to or payable with respect to or as a result of the operation of the Company; (B) Income Taxes attributable to or payable with respect to or as a result of the operation of the Company or the Buyer's ownership of the Company for any period commencing after the Closing Date; (C) Other Taxes attributable to the operation of the Company that accrued after December 31, 1996; and (D) Losses incurred as a result of the Buyer's or the Company's failure to perform any other covenant or agreement contained in this (S)8.


     (d)  Refunds.
          -------

          (i) Any refund (and interest thereon) of any Income Tax or Other Tax for which Union Pacific and the Seller are liable under (S)8(c)(i) or
     (S)8(c)(ii), regardless of when paid, shall be property of the Seller. If the Buyer or the Company or any of their respective Affiliates receives a refund (and interest) of any Income Tax or Other Tax that is property of the Seller, the Buyer or the Company, as the case may be, shall pay to the Seller the amount of such refund (and interest) within fifteen (15) days of receipt.

          (ii) Any refund (and interest thereon) of any Tax for which the Buyer and the Company are liable under (S)8(c)(iii) shall be the property of the Buyer and the Company, as the case may be. If the Seller or any of its Affiliates receives a refund (and interest) of any Tax that is property of the Buyer or the Company, the Seller shall pay to the Buyer or the Company, as the case may be, the amount of such refund (and interest) within fifteen (15) days of receipt.

     (e)  Cooperation.  The Company, the Buyer, and the Seller shall provide
          -----------
each other Party with such assistance (including reasonable access to books, records, and employees) as may reasonably be requested by each of them in connection with the preparation of any Tax Return or other return or report of Taxes, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes. The Company, the Buyer, and the Seller shall, and shall cause their respective Affiliates to, retain for the full period of the statute of limitations any records or information that may be relevant to such preparation, audit, examination, proceeding, or determination. The party requesting assistance hereunder shall reimburse the assisting party for reasonable out-of-pocket expenses incurred in providing such assistance.


     (f)  Contests.  If in connection with any audit, examination,
          --------
investigation, or other proceeding, a Party (the "Tax Indemnified Party")
                                                  ---------------------
receives a written or oral communication with respect to any question, adjustment, assessment, or other matter which may give rise to a claim for indemnification under this (S)8 against another Party (the "Tax Indemnifying
                                                            ----------------
Party"), then the Tax Indemnified Party shall notify the Tax Indemnifying Party
-----
within fifteen (15) days of such communication. No failure or delay in notification shall reduce or otherwise affect the obligations of the Tax Indemnifying Party pursuant to this (S)8, except to the extent that such failure or delay shall have prejudicial effect on the ability of the Tax Indemnifying Party to defend against, settle or satisfy any liability or claim for Taxes that the Tax Indemnifying Party is obligated to pay hereunder. The respective rights and obligations of the Tax Indemnifying Party and the Tax Indemnified Party to participate in and control such proceedings shall be as set forth in (S)11(d)
(ii) and (iii) below.

     (g)  Survival.  The provisions of this (S)8 shall survive the Closing and
          --------
shall remain in full force and effect until the expiration of the statute of limitations applicable to the particular Tax Claim in question.

     9.   Credit Enhancements.  Subject to the satisfaction of the Buyer's and
          -------------------
the Company's obligations pursuant to this (S)9, Union Pacific shall, and shall cause its Affiliates to, maintain in place until March 31, 1999 such of the Credit Enhancements, or such alternative or replacement bonds, letters of credit, guarantees, credit support obligations or other credit enhancements that are substantially equivalent thereto as determined by the beneficiary thereof, as are reasonably requested by the Buyer (collectively, the "Continuing Credit
                                                             -----------------
Enhancements"), provided, however, that (A) in no event shall the maximum
------------
aggregate obligation of Union Pacific and its Affiliates under the Continuing Credit Enhancements exceed $300,000, (B) the Buyer shall use commercially reasonable efforts to exclude from the Continuing Credit Enhancements those Credit Enhancements reasonably requested by the Seller and (C) in no event shall the BNSF Guarantee be a Continuing Credit Enhancement. The Company and the Buyer, jointly and severally, agree to pay to Union Pacific a fee (the "Credit
                                                                        ------
Enhancement Fee") of 3.0% per annum of the greater of the principal or face
---------------
amount
of the Credit Enhancements, provided, however, that solely for the purposes of calculating the Credit Enhancement Fee the principal amount of the obligation of Union Pacific and its Affiliates under the BNSF Guarantee shall be deemed to be $0 until May 31, 1997 and $100,000 thereafter. Such fee shall be payable quarterly in advance with respect to any Credit Enhancements outstanding on the first day of each calendar quarter, provided that the first such payment shall be due within 5 Business Days following the Closing Date. If, and to the extent, any Credit Enhancement outstanding on the date of any such quarterly payment is terminated prior to the date of the next such quarterly payment, then the Company is entitled to a refund of a portion of the Credit Enhancement Fee allocable to such terminated Credit Enhancement calculated by multiplying the Credit Enhancement Fee which was paid in respect of such terminated Credit Enhancement for the current calendar quarter by a fraction the numerator of which is the number of days remaining in the current calendar quarter after the date such Credit Enhancement is terminated and the denominator of which is 90.

     In the event that after the Closing Date Union Pacific or any of its Affiliates makes any payment as a result or on account of any of the Credit Enhancements, the Company and the Buyer, jointly and severally, agree to reimburse Union Pacific, on demand (accompanied by reasonable evidence of such payment), for the amount of such payment, plus interest thereon at a rate per annum equal to 12% from the date payment is made by Union Pacific or its Affiliate to the date of such reimbursement.

     The Buyer and the Company agree to use their commercially reasonable efforts to, as soon as practicable but in any event prior to May 31, 1997, terminate, without expense or liability, contingent or otherwise, to Union Pacific or its Affiliates, each of the Credit Enhancements other than the Continuing Credit Enhancements. Without limiting the foregoing, the Buyer acknowledges and agrees that neither Union Pacific nor any of its Affiliates shall have any obligation to maintain any of the Credit Enhancements after May 31, 1997 other than the Continuing Credit Enhancements and, after May 31, 1997, Union Pacific and its Affiliates shall have the right to take whatever steps they reasonably deem necessary to terminate such Credit Enhancements.

     Without limiting the foregoing, the Buyer and the Company, jointly and severally, agree to indemnify and hold the Seller and its Affiliates harmless from and against any Loss which any such Party incurs as a result of, or relating to, any of the Credit Enhancements.

     The Buyer further agrees that following the Closing neither the Buyer nor the Company will (A) (i) engage in any merger, consolidation, combination or sale of assets, (ii) incur any indebtedness for borrowed money or Encumbrance,
(iii) make any investment, loan or advance, (iv) engage in any transactions with any of their respective Affiliates or (v) declare or pay any dividend in respect of their capital stock or repurchase, redeem or otherwise make any payment in respect of their outstanding indebtedness or capital stock, in each case, to the extent the same is prohibited by the Debt Agreements (after giving effect to any consent or waiver granted thereunder) or (B) refinance with a lender other than
(i) The First National Bank of Chicago or (ii) a syndicate of lenders led by The First National Bank of Chicago, or pay off all of its obligations under or terminate the Debt Agreements, in each case, unless the Credit Enhancements shall have been terminated without expense or liability, contingent or otherwise, to Union Pacific and its Affiliates.

     10.  Conditions to Obligation to Close.
          ---------------------------------

     (a)  Conditions to Obligation of the Buyer. The obligation of the Buyer to
          -------------------------------------
consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in (S)3 above shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date;

          (ii) the Seller and the Company shall have performed and complied in all material respects with all of the covenants to be performed by the Seller and the Company on or prior to the Closing;

          (iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) the Seller and the Company shall have delivered to the Buyer a certificate to the effect that the conditions specified above in
     (S)(S)10(a)(i) and (ii) have been satisfied in all respects;

          (v) all of the directors of the Company shall have delivered duly signed resignations effective at the time of the Closing (or the Seller or the Company shall have taken such other action as is necessary to ensure that such persons are not directors of the Company at the time of the Closing);

          (vi) (A) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and (B) the other authorizations, consents or approvals described in (S)3(c) and (S)4(c) of the Disclosure Schedule shall have been received;

          (vii)   the Buyer shall have obtained the Financing;

          (viii) At the Closing, there shall be delivered to the Buyer the opinions of Richard J. Ressler, Esq., Assistant General Counsel to Union Pacific and the Seller, Steven A. Goodsell, Esq., General Solicitor in Utah of Union Pacific, and Louis P. Warchot, Esq., counsel to Union Pacific and the Seller, dated the Closing Date, in the form set forth in Exhibit H
                                                                  ---------
     hereto; and

          (xi) Except for the transactions contemplated by this Agreement, including those reflected in the adjustments made to derive the Pro Forma Balance Sheet, no event or condition shall have occurred or arisen since December 31, 1996 that has resulted in or would be reasonably expected to result in a Material Adverse Change.

The Buyer may waive any condition specified in this (S)10(a) (other than (S)10(a)(vi)(A)) if it executes a writing so stating at or prior to the Closing.

     (b)  Conditions to Obligation of the Seller.  The obligation of the Seller
          --------------------------------------
to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in (S)4 above shall be true and correct in all material respects at and as of the Closing Date as though made on and as of the Closing Date;

          (ii) the Buyer shall have performed and complied in all material respects with all of the covenants to be performed by the Buyer on or prior to the Closing;

          (iii) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

          (iv) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in (S)10(b)(i) and
     (ii) is satisfied in all respects;

          (v) (A) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated) and (B) the other authorizations, consents or approvals described in (S)3(c) and (S)4(c) of the Disclosure Schedule shall have been received;

          (vi) at the Closing, there shall be delivered to the Seller the opinion of O'Sullivan Graev & Karabell, LLP, counsel to the Buyer, dated the Closing Date, in form set forth in Exhibit I hereto;
                                            ---------

          (vii) the Management Investors shall have executed and delivered to the Seller the Management Certificates dated the Closing Date;

          (viii) Robert L. Cross shall have executed and delivered to the Seller the Release Agreement dated on or before the Closing Date; and

          (ix) the Stockholders Agreement shall have been executed and delivered by each of the parties thereto on or before the Closing Date.

The Seller may waive any condition specified in this (S)10(b) (other than (S)10(b)(v)(A)) if it executes a writing so stating at or prior to the Closing.

     11.  Indemnification.
          ---------------

     (a)  Survival of Representations and Warranties. Subject to (S)11(b) and
          ------------------------------------------
(c) below, the representations and warranties of the Seller contained in (S)3, and the Buyer contained in (S)4, shall survive the Closing and continue in full force and effect. Subject to (S)11(h) below, the representations and warranties of the Company shall not survive the Closing and shall terminate simultaneously therewith, and if the Closing occurs, neither the Seller nor any of its Affiliates shall, from and after the Closing, have any recourse against the Company for any breach of any representation or warranty or covenant required to be performed on or prior to the Closing by the Company set forth in this Agreement or in any certificate or other writing delivered in connection with this Agreement. Each of the covenants and other agreements of the Parties contained in this Agreement shall survive the Closing and continue in full force and effect until the full performance thereof or the expiration or termination thereof in accordance with its terms; provided, however, that subject to
(S)11(h) below the covenants and other agreements of the Company contained in this Agreement shall not survive the Closing and shall terminate simultaneously therewith. Notwithstanding the Buyer's obligations pursuant to (S)5(e)(iii) above, no right of the Buyer or its Affiliates, on the one hand, or the Seller or its Affiliates, on the other hand, for indemnification hereunder shall be affected by any examination made for or on behalf of such Party or its Affiliates or any of their respective directors, officers, employees, representatives or agents, the knowledge of any of the foregoing Persons, or the acceptance by any of the foregoing Persons of any certificate or opinion.

     (b)  Indemnification Provisions for Benefit of the Buyer.
          ---------------------------------------------------

          (i) Subject to the limitations set forth in this (S)11(b), Seller and Union Pacific (collectively, the "UP Group") jointly and severally agree to
                                       --------
     indemnify and hold the Buyer and its Affiliates harmless against any Losses which any of them may suffer, sustain, or become subject to, as the result of:

               (A)  the breach of any representation or warranty contained in
          (S)3 above (other than the representations and warranties set forth in (S)3(e) or (f) above);

               (B)  the breach of any representation or warranty contained in
          (S)3(e) or (f) above;

               (C) the breach of any covenant or agreement to be performed by the Seller or Union Pacific under this Agreement;

               (D)  any Excluded Liabilities; or

               (E) any Environmental Conditions if, and only to the extent that, such Loss is incurred or imposed (1) pursuant to any agreement, Order, notice of responsibility, directive (including requirements embodied in Environmental, Health and Safety Requirements), injunction, judgment or similar documents (including settlements) attributable to, connected with or arising out of or under, Environmental, Health and Safety Requirements or (2) pursuant to any claim by a Governmental Entity or other Person for personal injury, property damage, damage to natural resources, remediation or response costs or other corrective actions arising out of, connected with or attributable to, any Environmental Condition.

          (ii) With respect to claims for breaches of representations and warranties referred to in (S)11(b)(i)(A) above, (A) the UP Group will be liable to the Buyer for Losses only if the aggregate amount of all such Losses relating to all such breaches exceeds $250,000, in which case Seller will be liable only for such excess, (B) the UP Group will not be liable for any Losses arising from the breach of any representation or warranty contained in (S)3(i) or (j) hereof unless written notice of such breach is given by the Buyer to the Seller on or prior to September 30, 1998 (with such notice stating with reasonable specificity the nature and basis of the assertion and the amount thereof to the extent known) and the indemnification obligations of the UP Group shall continue in full force and effect indefinitely with regard to the breach of any other representation or warranty referred to in (S)11(b)(i)(A) above, and (C) in no event shall the aggregate amount of Losses that the UP Group is obligated to satisfy pursuant to (S)11(b)(i)(A) and (B) exceed $13,162,500 in the aggregate. If any Loss arising from a breach of a representation or warranty referred to in (S)11(b)(i)(A) above also constitutes a Loss arising out of or relating to an Excluded Liability or an Environmental Condition, such Loss will be deemed to be arising out of or relating to an Excluded Liability or an Environmental Condition, as applicable, for purposes of this (S)11, and, thus, not subject to the limitations set forth in the first sentence of this (S)11(b)(ii).

          (iii) With respect to claims for breaches of representations and warranties referred to in (S)11(b)(i)(B) above, (A) the UP Group will be liable to the Buyer for Losses only if the aggregate amount of all such Losses relating to all such breaches exceeds $1,000,000, in which case the UP Group will be liable only for such excess, (B) the UP Group will not be liable for any Losses arising therefrom unless written notice of such breach is given by the Buyer to the Seller on or prior to March 31, 1999 (with such notice stating with reasonable specificity the nature and basis of the assertion and the amount thereof to the extent known) and (C) in no event shall the aggregate amount of Losses that the UP Group is obligated to satisfy pursuant to (S)11(b)(i)(B) exceed $6,581,250. If any Loss for which the UP Group is obligated to provide indemnification pursuant to
     (S)11(b)(i)(B) above also constitutes a Loss arising out of a relating to an Excluded Liability or an Environmental Condition, such Loss will be deemed to be arising out of or relating to an Excluded Liability or an Environmental Condition, as applicable, for purposes of this (S)11, and, thus, not subject to the limitations set forth in the first sentence of this (S)11(b)(iii).

     (iv) With respect to claims for Excluded Liabilities referred to in
(S)11(b)(i)(D) above, (A) the UP Group will be liable to the Buyer for the first dollar of any such Losses, (B) the UP Group will not be liable for any such Losses unless written notice of the claim relating to such Excluded Liability is given by the Buyer to the Seller on or prior to March 31, 2002 (with such notice stating with reasonable specificity the nature and basis of the assertion and the amount thereof to the extent known) and (C) except as set forth in
(S)11(b)(vi) below, there shall be no dollar limit on the aggregate amount of Losses relating to Excluded Liabilities that the UP Group is obligated to satisfy pursuant to (S)11(b)(i)(D). If any Loss arising from an Excluded Liability pursuant to (S)11(b)(i)(D) above also constitutes a Loss arising out of or relating to an Environmental Condition, such Loss will be deemed to be an Excluded Liability for purposes of (S)11, and, thus, subject to the provisions of this (S)11(b)(iv).

     (v)  With respect to claims for Environmental Conditions referred to in
(S)11(b)(i)(E) above, (A) the UP Group will be liable to the Buyer for Losses only if the aggregate amount of all such Losses relating to all such Environmental Conditions exceeds $100,000, in which case the UP Group will be liable only for such excess, (B) the UP Group will not be liable to Buyer for any such Losses unless written notice of the applicable Environmental Condition is given by the Buyer to Seller on or prior to March 31, 2002 (with such notice stating with reasonable specificity the nature and basis of the assertion and the amount thereof to the extent known); provided, however, if the Buyer, on or prior to March 31, 2002, gives the UP Group written notice of a potential Loss relating to an Environmental Condition that has not been incurred or imposed pursuant to the conditions set forth in (S)11(b)(i)(E) above and with regard to which the Buyer reasonably believes it prudent to perform Remedial Work or other reasonable corrective or safety measures in order to avoid a potential Loss as a result of an Environmental Condition and the Seller determines that Remedial Work or such other measures are not required with respect to such Environmental Condition (it being expressly acknowledged that the Seller has the right to assume, conduct and control the performance of the proposed Remedial Work or other measures pursuant to (S)11(g) hereof) then this (S)11(b)(v)(B) shall not apply to any Loss subsequently incurred or imposed pursuant to the conditions set forth in (S)11(b)(i)(E) which relates to or results from the Environmental Condition described in such written notice, and (C) except as set forth in
(S)11(b)(vi) below, there shall be no dollar limit on the aggregate amount of Losses relating to Environmental Conditions that the UP Group is obligated to satisfy pursuant to (S)11(b)(i)(E). If any Loss arising from a claim for an Environmental Condition referred to in (S)11(b)(i)(E) above also constitutes a Loss arising out of an Excluded Liability such Loss will be deemed to be an Excluded Liability for purposes of this (S)11, and, thus, subject to the provisions of (S)11(b)(iv).

     (vi) The obligations of the UP Group under this (S)11 to indemnify the Buyer in respect of Environmental Conditions and Excluded Liabilities shall be reduced to the extent that any intentional act or failure to act by, or gross negligence of, the Buyer or its Affiliates, successors or assigns occurring after the Closing adversely affects such obligations, other than failures to act where such failure is based on the Seller's determination, after receiving written notice from the Buyer as provided in (S)11(b)(v) above, that Remedial Work or other measures are not required.

     (c)  Indemnification Provisions for Benefit of the Seller  Subject to the
          ----------------------------------------------------
limitations set forth in the following sentence, prior to the Closing, the Buyer agrees, and on and after the Closing, the Buyer and the Company jointly and severally agree to indemnify and hold the Seller, Union Pacific and their respective Affiliates harmless against any Losses which any of them may suffer, sustain or become subject to, as the result of (A) a breach by the Buyer (or, solely with respect to the covenants to be performed by it after the Closing, the Company) of any representation, warranty, covenant, or agreement of the Buyer (or the Company, as applicable) contained in this Agreement or (B) any obligation of the Seller, Union Pacific or their respective Affiliates arising after the Closing pursuant to the GE Vehicle Leases (it being further understood that the Parties shall cooperate and use reasonable commercial efforts in seeking to obtain an assignment of the GE Vehicle Leases from the Seller to the Company as soon as practicable after the Closing). The Parties acknowledge and agree that (i) the Buyer (and the Company, as applicable) will be liable to the Seller and Union Pacific for the first dollar of any such Losses, (ii) the indemnification obligations of the Buyer shall continue in full force and effect indefinitely and (iii) in no event shall the aggregate amount of Losses that the Buyer is obligated to satisfy pursuant to this (S)11(c) for the breach of any representation or warranty exceed $13,162,500.

     (d)  Matters Involving Third Parties.
          -------------------------------

          (i)  If any third party shall notify any Party (the "Indemnified
                                                               -----------
     Party") with respect to any matter (a "Third Party Claim") which may give
     -----                                  -----------------
     rise to a claim for indemnification against the other Party (the "Indemnifying Party") under this (S)11, then the Indemnified Party shall
      ------------------
     promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) The Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 30 days after the Indemnified Party has given notice of the applicable Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against any Losses the Indemnified Party may suffer resulting from such Third Party Claim to the extent required by this (S)11 and (B) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, provided, however, the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with (S)11(d)(ii) above, (A) the Indemnified Party may retain separate counsel at its sole cost and expense and participate in the defense of the Third Party Claim provided that the Indemnified Party and, to the extent consistent with its professional responsibilities, such separate counsel shall cooperate with the Indemnifying Party and any counsel retained by the Indemnifying Party and
     (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior consent of the Indemnifying Party. In the event the Indemnifying Party does not assume and conduct the defense of the Third Party Claim in accordance with (S)11(d)(ii) above, however, the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate and the Indemnifying Party will pay the reasonable fees and expenses of any legal counsel retained by the Indemnified Party in connection with such Third Party Claim. The Indemnifying Party will also pay the reasonable fees and expenses of any legal counsel retained by the Indemnified Party in the event the Indemnified Party reasonably determines that having separate counsel would be appropriate under the circumstances because of the existence of separate defenses or because of conflicts of interest that could arise that, in either case, would materially prejudice the Indemnified Party if it did not have separate counsel; provided, however, that the Indemnifying Party shall not be required to pay the expense of more than one legal counsel of the Indemnified Parties in any single action and that such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Indemnifying Party and any counsel designated by the Indemnifying Party.

     (e)  Matters Not Involving Third Parties. If an Indemnified Party's notice
          -----------------------------------
of indemnification does not relate to a Third Party Claim, the Indemnifying Party shall have 30 days after receipt of such notice to object to the subject matter and the amount of the claim for indemnification set forth in such notice by delivering written notice thereof to the Indemnified Party. If the Indemnifying Party does not so object within such 30-day period, it shall be conclusively deemed to have agreed to the matters set forth in such notice of indemnification. If the Indemnifying Party sends notice to the Indemnified Party objecting to the matters set forth in such notice of indemnification, the Parties shall use their best efforts to settle such claim for indemnification. If the Parties are unable to settle such dispute, each of the Parties shall be entitled to pursue any and all rights and remedies available to it in connection with such matter.

     (f)  Determination of Losses; Adjustments to Purchase Price. For purposes
          ------------------------------------------------------
of determining the amount of any Losses that are the subject matter of a claim for indemnification hereunder, the Parties shall make appropriate adjustments for insurance proceeds actually received by the Indemnified Party. All indemnification payments under this (S)11 shall be deemed adjustments to the Purchase Price.

     (g)  Procedures Regarding Remedial Work.
          ----------------------------------

     Notwithstanding anything set forth in (S)11(d) above, in the event that any cleanup, remediation, containment, investigation, restoration, removal, treatment or other remedial work ("Remedial Work") is required with respect to
                                   -------------
any Environmental Condition as a result of the conditions described in
(S)11(b)(i)(E)(1) or (2) or in the event that Seller otherwise elects to conduct Remedial Work after written notice from the Buyer pursuant to (S)11(b)(v) hereof, the Seller will have the right to assume, conduct and control the performance of the required Remedial Work using consultants and contractors of its own choice reasonably satisfactory to the Buyer, provided that the Seller notifies the Buyer of the Seller's intent to conduct the Remedial Work in writing within 30 days of receipt of written notice from the Buyer of the Environmental Condition that is the basis for the required Remedial Work. The Seller shall keep the Buyer reasonably apprised of the status of the Remedial Work, provide the Buyer with material non-privileged documents and information relating to the performance of the Remedial Work for review and comment and permit the Buyer and its representatives to attend non-privileged material meetings and conferences relating thereto. In addition, the Buyer shall have the right to approve in advance (which approval shall not be unreasonably withheld or delayed) material decisions and actions of the Seller relating to the Remedial Work (which decisions and actions shall include, without limitation, any reports to Governmental Authorities, the determination of appropriate cleanup levels, the use of risk-based cleanup standards, or any other decisions or actions, in each case, which the Buyer reasonably concludes could materially impair or impede the ongoing ownership, operation, use or value of the business or facilities of the Company). In connection with any Remedial Work completed pursuant to this (S)11(g), the Buyer and the Seller shall reasonably cooperate with one another and their respective representatives and agents, including, without limitation, providing reasonable access to the appropriate facilities and properties, in the exercise of their rights and obligations hereunder.

     In the event that the Seller does not assume and conduct the performance of the Remedial Work in accordance with this (S)(11)(g), the Buyer may assume and conduct the performance of the required Remedial Work in compliance with such Environmental, Health and Safety Requirements or orders using consultants and contractors of its choice reasonably satisfactory to the UP Group. The reasonable costs and expenses incurred by the Buyer in performance of such required Remedial Work, including, the reasonable costs and fees of consultants and contractors, and assessment, investigation, remediation, cleanup and other necessary response costs, shall be paid as Losses by the UP Group to the extent required under this (S)11, provided that the Buyer shall keep the Seller reasonably apprised of the status of the Remedial Work, provide the Seller with material non-privileged documents and information relating to the performance of the Remedial Work for review and comment and permit the Seller and its representatives and agents to attend non-privileged material meetings and conferences related thereto. In addition, the Seller shall have the right to approve (which approval shall not be unreasonably withheld or delayed) material decisions and actions of the Buyer relating to the Remedial Work (which decisions and actions shall include, without limitation, any reports to Governmental Authorities, the determination of appropriate cleanup levels, the use of risk-based cleanup standards, or any other decisions or actions, in each case, which the Seller reasonably concludes could unreasonably increase the cost and expenses of the Remedial Work). If the Seller is not reasonably kept apprised of the status of the Remedial

Work, or permitted to review non-privileged documents and information or attend material non-privileged meetings, the UP Group shall not be required to pay the costs and expenses of the Remedial Work to the extent the UP Group is prejudiced as a result thereof

     Any Remedial Work completed pursuant to this (S)11(g) shall be deemed adequate for purposes of satisfying the UP Group's obligations under this (S)11 to the extent that the Remedial Work (i) attains compliance in a reasonably cost-effective manner with Environmental, Health and Safety Requirements and applicable risk-based or other cleanup standards promulgated thereunder, and
(ii) to the extent applicable, complies with any order, decree, judgment or directive issued by a Governmental Authority.

     (h)  Additional Provisions Regarding Indemnification.
          -----------------------------------------------

          (i) Nothing in this (S)11 shall in any way limit the duties and obligations of the Buyer under the Demand Note, the Pledge Agreement or the Warrant.

          (ii) Nothing in this (S)11 shall in any way limit the indemnification obligations of (A) the Buyer or the Company pursuant to
     (S)7(a), (S)7(b)(viii) and (S)9 of this Agreement or (B) the UP Group pursuant to (S)7(b)(ix) of this Agreement, which indemnification obligations shall be without limit as to amount and shall continue in full force and effect indefinitely.

          (iii) With respect to any Tax Claim, the terms and provisions of (S)8 hereof shall govern and control and this (S)11 (other than (S)11(d) hereof, as expressly provided in (S)8 above) shall be of no force or effect.

     (i)  Exclusive Remedy.  The Parties acknowledge and agree that the
          ----------------
foregoing indemnification provisions in this (S)11 and elsewhere in this Agreement and referred to in this (S)11 shall be the exclusive remedy of the Buyer, the Seller, Union Pacific and the Company with respect to transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Buyer, the Seller, Union Pacific and the Company hereby waive any statutory, equitable or common law rights or remedies relating to any environmental health and safety matters, including, without limitation, any such matters arising under any Environmental, Health and Safety Requirements, the Comprehensive Environmental Response, Compensation and Liability Act or any analogous state law. Notwithstanding the foregoing, this (S)11(j) shall not bar any Party from (i) pursuing any and all remedies available to it (in addition to rights of indemnification pursuant to this (S)11) in the event of any claim of fraud against another Party or (ii) seeking or obtaining any remedy of specific performance or other injunctive relief.

     12.  Termination.
          -----------

     (a)  Termination of Agreement. The Parties may terminate this Agreement as
          ------------------------
provided below:

          (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller has within the then previous five (5) Business Days given the Buyer any notice pursuant to (S)5(e)(i) above;

          (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event that the Seller has breached any material representation, warranty or covenant contained in this Agreement (other than (S)3(e) or (f) above) in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 1997 by reason of the failure of any condition precedent under (S)10(a) hereof (unless the failure results primarily from the Buyer breaching any representation, warranty or covenant contained in this Agreement); and

          (iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 1997, by reason of the failure of any condition precedent under (S)10(b) hereof (unless the failure results primarily from the Seller breaching any representation, warranty or covenant contained in this Agreement).

     (b)  Effect of Termination.  If any Party terminates this Agreement
          ---------------------
pursuant to (S)12(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to the other Party (except for any liability of any Party then in breach). Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to (S)12(a)(ii), Seller shall pay to Buyer as liquidated damages and in full satisfaction of any claim or remedy otherwise available to the Buyer hereunder, in cash, an amount equal to 80% of all out-of-pocket fees and expenses incurred by Buyer in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and expenses payable to counsel, prospective lenders, accountants and other third parties in connection with this Agreement and the transactions contemplated hereby but excluding any fees or expenses of the Buyer that the Seller is otherwise required to reimburse pursuant to (S)13(k) below and any fees or expenses of Buyer's financial advisor) (the "Termination Fee"); provided,
                                             ---------------
however, that in no event shall the Termination Fee exceed $300,000. Buyer shall furnish Seller with such information and documentation as Seller shall reasonably request to substantiate the calculation of the Termination Fee.

     13.  Miscellaneous.
          -------------

     (a)  Press Releases and Public Announcements.  No Party shall issue any
          ---------------------------------------
press release or public announcement relating to the subject matter of this Agreement without prior approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     (b)  No Third-Party Beneficiaries. This Agreement shall not confer any
          ----------------------------
rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (c)  Entire Agreement. This Agreement (including the documents referred to
          ----------------
herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (d)  Succession and Assignment. This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided, however, that, unless expressly prohibited hereunder, the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its wholly-owned Affiliates and designate one or more of its wholly-owned Affiliates to perform its obligations hereunder and
(ii) assign any or all of its rights and interests hereunder as security for any obligations arising in connection with the Financing (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (e)  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (f)  Headings.  The section headings contained in this Agreement are
          --------
inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (g)  Notices.  All notices, requests, demands, claims and other
          -------
communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then five Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     If to the Seller or Union Pacific or, prior to the Closing, the Company, to

          Union Pacific Railroad Company or
          Southern Pacific Transportation Company
          c/o Union Pacific Corporation
          Eighth and Eaton Avenues
          Bethlehem, PA 18018
          Attention: Treasurer

          Telephone: (610) 861-3200
          Telecopy:  (610) 861-3111

     With a copy to (which shall not constitute notice to the Seller, Union Pacific or the Company, as applicable):

          Winston & Strawn
          35 West Wacker Drive
          Chicago, IL 60601
          Attention: Steve J. Gavin, Esq.

          Telephone: (312) 558-5600
          Telecopy:  (312) 558-5700

     If to the buyer or, after the Closing, the Company to:

          PMT Holdings, Inc.
          c/o Eos Partners, L.P.
          320 Park Avenue, 22nd Floor
          New York, NY 10022
          Attention: Mr. Douglas R. Korn

          Telephone: (212) 832-5800
          Telecopy:  (212) 832-5815

     With a copy to (which shall not constitute notice to the Buyer or the Company, as applicable):

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza
          New York, NY 10112
          Attention: Michael F. Killea, Esq.

          Telephone: (212) 408-2400
          Telecopy:  (212) 408-2420

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (h)  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     (i)  Amendments and Waivers. No amendment of any provision of this
          ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer, the Seller and the Company. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (j)  Severability. Any term or provision of this Agreement that is invalid
          ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (k)  Expenses. Except as otherwise provided in this Agreement, each of the
          --------
Parties will bear its own costs and expenses (including legal and investment advisory fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Seller agrees to
(i) pay the fee of $45,000 due upon the filing of the Buyer's Notification Report Form with the Federal Trade Commission and the United States Department of Justice pursuant to the Hart-Scott-Rodino Act and (ii) bear any costs or expenses up to an aggregate of $10,000 associated with the Company's obtaining the authorizations, consents and approvals set forth in (S)3(c) of the Disclosure Schedule. Without limiting the foregoing, the Seller agrees that the Company has not borne and will not bear any of the costs and expenses of the Seller or Union Pacific (including any of the legal fees and expenses) in connection with this Agreement.

     (l)  Construction. The Parties have participated jointly in the negotiation
          ------------
and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

     (m)  Incorporation of Exhibits and Schedules. The exhibits and schedules
          ---------------------------------------
identified in this Agreement are incorporated herein by reference and made a part hereof.

     (n)  Disclosure Schedule.  The inclusion of information in the Disclosure
          -------------------
Schedule shall not be construed as an admission that such information is material to the Company and shall not imply that such matters, or similar matters, would otherwise constitute a breach of a representation or warranty contained in this Agreement. In addition, matters reflected in the Disclosure Schedule are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedule. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                              PMT  HOLDINGS, INC.,
                                              a Delaware corporation

                                              By: /s/ Douglas R. Korn
                                                 -----------------------------

                                              Name: Douglas R. Korn

                                              Its: Vice President


                                              PACIFIC MOTOR TRANSPORT COMPANY,
                                              a California corporation

                                              By: /s/ John B. Larsen
                                                 -----------------------------

                                              Name: John B. Larsen

                                              Its: Assistant Treasurer


                                              SOUTHERN PACIFIC TRANSPORTATION
                                              COMPANY, a Delaware corporation

                                              By: /s/ John B. Larsen
                                                 -----------------------------

                                              Name: John B. Larsen

                                              Its: Assistant Treasurer


                                              UNION PACIFIC RAILROAD COMPANY,
                                              a Utah corporation

                                              By: /s/ John B. Larsen
                                                 -----------------------------

                                              Name:  John B. Larsen

                                              Its: Assistant Treasurer